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________________________________________________________________________________



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                   _________________________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): August 16, 1996


                          AMBASSADOR APARTMENTS, INC.
               (Exact Name of Registrant as Specified in Charter)


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
 Maryland                                               0-24704                    36-3948161
 (State or Other Jurisdiction                          (Commission              (IRS Employer
 of Incorporation)                                     File  Number)            Identification Number)


77 West Wacker Drive, Suite 4040
Chicago, Illinois                                                                       60601
(Address of Principal Executive Offices)                                             (Zip Code)
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Registrant's telephone number, including area code:  (312) 917-1600


              ____________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On August 16, 1996, Ambassador Apartments, Inc. (the "Company") issued and sold to Five Arrows Realty Securities L.L.C. ("Five Arrows"), an investment fund advised by Rothschild Realty, Inc., 1,351,351 shares of its Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred"), liquidation value $18.50 per share (the "Liquidation Value"), for an aggregate purchase price of $25 million or approximately $18.50 per share. Net proceeds from the sale of the Class A Preferred were approximately $24.25 million after deducting a placement fee to Rothschild Realty, Inc. and closing costs. The following is a summary of certain material provisions of the Class A Preferred and of its issuance and sale, which by necessity is not complete and is subject to and qualified in its entirety by the documents included as exhibits to this report.

         The Class A Preferred has a cumulative annualized dividend equal to $1.68, $1.73, $1.78, $1.83 and $1.89 in years one through five after issuance, respectively, and thereafter equal to the greater of $1.68 and 105% of the dividend paid by the Company on its Common Stock, par value $.01 per share (the "Common Stock"). The Class A Preferred is convertible into Common Stock, subject to certain anti-dilution adjustments, at rate of 1.08 shares of Class A Preferred for each share of Common Stock during the first year after issuance and at a rate of one share of Class A Preferred for each share of Common Stock thereafter and after a Change in Control (as defined).

         The Class A Preferred is redeemable at the option of the Company at any time five years after issuance at a price equal to 106% of the Liquidation Value in the sixth year after issuance, decreasing to 100% of the Liquidation Value in the fifteenth year after issuance and thereafter, plus in each case accrued and unpaid dividends. Upon a Change of Control, the holders of the Class A Preferred may require the Company to redeem such holders' shares of Class A Preferred at a price equal to 102% of the Liquidation Value plus accrued and unpaid dividends. In addition, prior to the sixth year after issuance, upon certain Changes in Control, the Company may redeem the Class A Preferred at a price equal to 108% of the Liquidation Value plus accrued and unpaid dividends.

         For so long as Five Arrows and its affiliates are the holders of at least 675,675 shares of the Class A Preferred or shares of Class A Preferred convertible into at least 5% of the Common Stock on a fully diluted basis (the "Minimum Threshold"), the holders of the Class A Preferred are entitled to elect one director to the Company's Board of Directors (the "Board") and an additional director if the regular quarterly dividend on the Common Stock is less than $.40 per share or the Company fails to achieve certain specified operating targets for three consecutive quarters. If Five Arrows and its affiliates are not the holders of at least the Minimum Threshold, the holders of the Class A Preferred are entitled to elect a number of directors to the Board equal to two minus the number of directors elected and serving pursuant to the preceding sentence if the Company fails to pay in full the quarterly dividend in respect of the Class A Preferred for three consecutive quarters.





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         The documents entered into in connection with the issuance of the
Class A Preferred contain certain representation and warranty, covenant and indemnity provisions. In addition, so long as Five Arrows and its affiliates hold at least the Minimum Threshold, the Company has agreed not to repurchase shares of its Common Stock or the Class A Preferred at a price greater than fair market value, not to enter into certain transactions with its affiliates, to remain primarily in the business of owning and managing multi-family properties as is currently conducted, and to designate one of the directors elected by the holders of the Class A Preferred to each committee of the Board. If the Company breaches any of such agreements, the holders of the Class A Preferred may require the Company to redeem such holders' shares of Class A Preferred at a price equal to the Liquidation Value plus accrued and unpaid dividends. The Company has also granted the holders of the Class A Preferred and the Common Stock issuable upon conversion of the Class A Preferred certain registration rights with respect to such shares.

         In connection with the issuance of the Class A Preferred, the Board has exempted Five Arrows from the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit set forth and defined in the Company's Articles of Incorporation (the "Charter"). In addition, the Board has elected to make the provisions of Section 4.5.5(a)(iii) of the Charter applicable to holders of Common Stock in lieu of Section 4.5.5(a)(i). This change permits Conversion Holders (any person who becomes the beneficial owner or constructive owner of Common Stock in excess of the Common Stock Ownership Limit by reason of the conversion of shares of any series of preferred stock of the Company which are convertible into Common Stock) to hold Common Stock in excess of the Common Stock Ownership Limit provided that they do not hold capital stock of the Company in excess of the Aggregate Stock Ownership Limit. As required by the Amended and Restated Agreement of Limited Partnership of Ambassador Apartments, L.P. (the "Operating Partnership"), of which the Company is the general partner, the net proceeds of the sale were contributed to the Operating Partnership and the Company received partnership units from the Operating Partnership that were substantially similar the Class A Preferred. Substantially all of the Company's operations are conducted through the Operating Partnership.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           AMBASSADOR APARTMENTS, INC.


Date:  August    , 1996                    By:  /s/ Adam D. Peterson
                                                -----------------------

                                                Senior Vice President and
                                                Chief Financial Officer





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                               INDEX OF EXHIBITS

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3.5      Articles Supplementary Classifying 1,351,351 Shares of Preferred Stock as Class A Senior
         Cumulative Convertible Preferred Stock and 1,351,351 Shares of Excess Stock as Excess
         Class A Preferred Stock of Ambassador Apartments, Inc.

10.42    Investment Agreement, dated as of August 15, 1996, among Ambassador Apartments, Inc.,
         Ambassador Apartments, L.P., and Five Arrows Realty Securities L.L.C.

10.43    Supplemental Agreement, dated as of August 16, 1996, between Ambassador Apartments,
         Inc. and Five Arrows Realty Securities L.L.C.

10.44    Registration Rights Agreement, dated as of August 16, 1996, between Ambassador
         Apartments, Inc. and Five Arrows Realty Securities L.L.C.

10.45    Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Prime Residential, L.P.

10.46    Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Prime Residential, L.P.

10.47    Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Ambassador Apartments, L.P.

99.3     Amended and Restated Certificate of Limited Partnership of Prime Residential, L.P.

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